Hi, my name is                                        and this is a courtesy call from ADP. I am a proxy solicitor on behalf of Pax World Balanced Fund for                                         is he/she available?

When correct shareholder comes on the line:

Hi Mr./Ms.                                         , my name is                                         and I am calling from ADP because you are a shareholder of Pax World Balanced Fund.  Recently you were mailed proxy materials for the upcoming special meeting of Shareholders scheduled for Thursday, February 23, 2006 at 10:00 am ET.  Have you received this material?

If the shareholder answers:

Hi Mr./Ms.                                         ,  I am calling from ADP because you are a shareholder of Pax World Balanced Fund.  Recently you were mailed proxy material for the upcoming special meeting of Shareholders scheduled for Thursday, February 23, 2006 at 10:00 am ET.

Have you received this material?

If Not Received:

If you would like, I can resend the proxy material to you, which you should receive in 3 to 5 business days.  Once received and reviewed there are several methods by which you can submit your vote. You may vote by mail by completing the proxy card included in the proxy materials, signing and dating it and then mailing it back in the prepaid envelope, or by using the automated phone system, the number is 1-888-221-0697, or by voting online at www.proxyweb.com. You may also call us directly at 1-877-333-2192 or if you would like we can schedule a call back for a later date.

IF NO (regarding re-mailing):

Mr./Ms.                                          may I please verify your mailing address so I may send you another copy of these materials?

Verify address and make any changes.

The new package will be mailed out in the next 24 hours and you should receive it within 3-5 business days.

Mr./Ms.                                          would you like me to schedule a call back in a few days after you have had a chance to review the material?  We will give you a call within a week once you have had time to review the material.  Thank you for your time and have a great day/evening.

If Received:

Have you had a chance to review the material and are there any questions I can answer for you?  (Use proxy statement to answer all questions.)

If you have no (further) questions, would you like to take this opportunity to record your vote with me now over the phone?

If Shares were sold After January 6, 2006

Since you were a shareholder as of the date of record, which was, January 6, 2006, you are still entitled to cast your vote.  If you would like, I can go over the proxy material with you now and assist you in recording your vote.

IF YES HOUSEHOLD:

The process will only take a few moments.

1.               I will introduce myself again and give the date and time.

2.               I will then ask your permission to record your vote.

3.               At that point, I will ask you to verify your full name and mailing address, city, state and zip code to confirm ownership of your account.

May I take your vote now?

Thank you, for your protection this phone call will be recorded.

My name is                                         from ADP on behalf of Pax World Balanced Fund.

Today’s date is                                         and the time is                         E.T.

Mr./Ms.                                           do I have your permission to record your vote?

For the record, would you please state your full name and full mailing address?

The Board of Directors has unanimously approved the proposal as set forth in the material you received and recommends a favorable vote for this proposal.  Do you wish to support the Board’s recommendation for each of your accounts?

IF YES CORPORATE:

This process will only take a few moments.

1.              I will introduce myself again and give the date and time.

2.              I will ask your permission to record your vote.

3.              Then I will ask you to verify your full name and your company’s full mailing address, city, state, and zip code.

4.              Finally I will ask you to confirm that you are authorized to vote on each account.

May I take your vote now?

Thank you, for your protection this phone call will be recorded.

My name is                                       from ADP on behalf of Pax World Balanced Fund.

Today is                          and the time is                                   E.T.

Mr./Ms.                                                        do I have your permission to record your vote?

For the record, would you please state your full name and company mailing address?

Are you authorized to vote these shares?

The Board of Directors has unanimously approved the proposal as set forth in the material you received and recommends a favorable vote for this proposal.  Do you wish to support the Board’s recommendation for each of your accounts?

For Favorable Vote:

Mr./Ms.                                            I have recorded your vote as follows, for all of your Pax World Balanced Fund accounts you are voting with the Board’s recommendation in favor of the proposal as set forth in the proxy materials you received, is that correct?

For Non-Favorable Vote:

Mr./Ms.                                            I have recorded your vote as follows, for all of your Pax World Balanced Fund accounts you are voting against the proposal as set forth in the proxy materials you received, is that correct?

For Abstentions:

Mr./Ms.                                             I have recorded your vote as follows, for all of your Pax World Balanced Fund accounts you are abstaining on the proposal as set forth in the proxy materials you received, is that correct?

Record all votes as shareholder requests and confirm by reading back their choices.

Within the next 72 hours we will mail you a written confirmation of your vote.  If we have not recorded your information correctly or if you wish to change your vote, please call 1-877-333-2192 to let us know.  Also, please be aware that your vote cannot be changed after 10:00 PM ET, February 22, 2006. Thank you very much for your participation and have a great day/evening.

If Not Interested:

Sorry for the inconvenience today.  Please be aware that as a shareholder of the fund, your vote is important.  Please fill out your proxy card at your earliest convenience, sign it, date it and mail it back in the prepaid envelope.  If you would prefer to record your vote via an alternative method, you can always vote over the phone with an automated system at 1-888-221-0697 or on the Internet at www.proxyweb.com.  The only thing you will need is the control number on your proxy card, which is the shaded number on your proxy card.  Thank you again for your time today, and have a wonderful day/evening.

IF YES:

Thank you very much Sir/Madame, we will give you a call back at your convenience on                        at                     o’clock your time.  Should you have any further questions prior to our call back, please feel free to call ADP at 1-877-333-2192.  Thank you for your time and have a great day/evening.

IF NO:

Sorry for the inconvenience today, but we would like to ensure you, that as a shareholder of the fund, your vote is important.  Please vote your shares by filling out the proxy card, signing and dating it or if you would like to vote by phone, you may do so by calling us at 1-877-333-2192 or an automated system at 1-888-221-0697.  You can also go on the Internet and vote there at www.proxyweb.com.  Please understand that you have the opportunity to vote on this important proposal.  Thank you for your time and participation today and have a good day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is                                          and I am a proxy solicitor for ADP on behalf of Pax World Balanced Fund, for which you are a shareholder.  You should have received proxy material in the mail recently concerning the Special meeting of Shareholders to be held on February 23, 2006.

Your vote is very important.  You can provide your vote quickly and easily by touchtone phone, Internet or by mail.  Your proxy card has all of the details or you may call us toll free at 1-877-333-2192 to answer any questions you may have and also to cast your vote directly over the phone. If you have your proxy card you can also vote on the Internet by going to www.proxyweb.com using the control number located on your proxy card.

Thank you in advance for your time and have a great day/evening.

INBOUND - CLOSED RECORDING

Thank you for calling the Pax World Balanced Fund meeting line.  Our offices are now closed.  Please call us back during our normal business hours – which are, Monday through Friday, 9:30AM – 9:00PM and Saturday 10:00AM – 6:00PM ET.  Thank you and have a nice day.

INBOUND - CALL IN QUEUE MESSAGE

Thank you for calling the Pax World Balanced Fund meeting line.  All of our representatives are currently assisting other shareholders.  Your call is important to us.  Please continue to hold and your call will be answered in the order in which it was received.